Exhibit 16(4)(c):  Certificate (G2CC-MGA-95) to Group Annuity Contract form No. G2-MGA-95

CERTIFICATE (G2CC-MGA-95)

------------------------------------------
Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

A Stock Company

Aetna Insurance Company of America, herein
called Aetna, agrees to pay the benefits
stated in this Contract.

- - --------------------------------------------------------------------------------Certificate of Group Annuity To the Certificate Holder: Coverage

Aetna certifies that coverage is in force
for you under the stated Group Annuity
Contract and Certificate numbers. All data
shown here is taken from Aetna records and
is based upon information furnished by
you.

This Certificate is a summary of the Group
Annuity Contract provisions. It replaces
any and all prior certificates, riders, or
amendments issued to you under the stated
Contract and Certificate numbers. This
Certificate is for information only and is
not a part of the Contract.

- - --------------------------------------------------------------------------------Right to Cancel You may cancel the Account evidenced by this Certificate within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased.

Aetna will return all payments made for this Certificate within 7 days after it receives the notice of cancellation and this Certificate.

/s/ Dan Kearney	/s/ Maria F. McKeon
President	Secretary

- - --------------------------------------------------------------------------------

Certificate Holder(s) SPECIMEN	Certificate No. SPECIMEN

- - --------------------------------------------------------------------------------

Contract Holder E.G. ANY BROKER	Group Annuity Contract No. SPECIMEN

- - --------------------------------------------------------------------------------

Annuitant Name JOHN DOE JR.	Type of Plan SPECIMEN

- - --------------------------------------------------------------------------------

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2CC-MGA-95

Specifications
- - --------------------------------------------------------------------------------

Guaranteed Interest Rate	There is a guaranteed interest rate for the Purchase Payment held in the AMG Account. (See Contract Schedule I).

- - --------------------------------------------------------------------------------

Deduction from	The Purchase Payment may be subject to a
Purchase Payment	deduction for premium taxes, if applicable. (See
3.01.)

- - --------------------------------------------------------------------------------Surrender Fee There may be a charge deducted upon surrender.

(See Contract Schedule I).

https://www.sec.gov/Archives/edgar/data/925988/0000950146-97-001786.txt 02/12/2018

	2

Contract Schedule I
Accumulation Period

AICA Modified Guaranteed Account (AMG Account)
- - --------------------------------------------------------------------------------

Minimum Guaranteed	[3.0%]
Interest Rate:
(effective annual rate of return)

Maintenance Fee:	The annual Maintenance Fee is [$0.]
[If the Account's Current Value is
	[$50,000] or more on the date the
Maintenance Fee is to be deducted, the
	Maintenance Fee is $0.]

Annuity Date:	The Annuity Date will be the later of
	the date the Annuitant reaches age [85]
	or the [10th] anniversary of the
	Purchase Payment.

Minimum Purchase Payment:	[$10,000.]

Maximum Purchase Payment:	Purchase Payments exceeding [$1,000,000]
	must be approved by Aetna.

Minimum Guaranteed Period	[$1,000.]
Allocation Amount:

Maximum Age of Certificate Holder	[90.] If there are joint Certificate
at Issue:	Holders, the age of the oldest
Certificate Holder cannot exceed [90.]


Surrender Fee:	Length of Time from	Surrender Fee
	Certificate Effective Date	(Percentage of Net
	(Years)	Purchase Payment
		Withdrawn)

	Less than 1 year	7%
	1 year but less than 2	7%
	2 years but less than 3	6%
	3 years but less than 4	6%
	4 years but less than 5	5%
	5 years but less than 6	4%
	6 years but less than 7	2%
	7 years or more	0%

	After seven years have elapsed from the certificate effective date, the
	Surrender Fee will no longer be assessed.


Special Withdrawal:	[10%]

Systematic Withdrawal Option	The specified payment or specified
(SWO):	percentage may not be greater than
	[10%.]

See 1. GENERAL DEFINITIONS for explanations.

	3

Contract Schedule II
Annuity Period

Fixed Annuity

- - --------------------------------------------------------------------------------

Minimum Guaranteed Interest Rate:	[3.0%]
(effective annual rate of return):

See 1. GENERAL DEFINITIONS for explanations.

TABLE OF CONTENTS

I.	GENERAL DEFINITIONS
-	- --------------------------------------------------------------------------------

II.	GENERAL PROVISIONS
-	- --------------------------------------------------------------------------------

2.01	Change of Contract	10
2.02	Nonparticipating Contract	10
2.03	Payments and Elections	10
2.04	State Laws	10
2.05	Control of Contract	10
2.06	Designation of Beneficiary	11
2.07	Misstatements and Adjustments	11

5

		Page
2.08	Incontestability	11
2.09	Individual Certificates	11

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
-	- --------------------------------------------------------------------------------

3.01	Net Purchase Payment	11
3.02	Market Value Adjustment	11
3.03	Notice to the Certificate Holder	12
3.04	Loans	12
3.05	Systematic Withdrawal Option (SWO)	13
3.06	Death Benefit Amount	14
3.07	Death Benefit Options available to Beneficiary	14
3.08	Liquidation of Surrender Value	15
3.09	Surrender Fee	16
3.10	Payment of Surrender Value	16
3.11	Payment of Adjusted Current Value	16

IV.	ANNUITY PROVISIONS
-	- --------------------------------------------------------------------------------

4.01	Choices to be Made	17
4.02	Terms of Annuity Options	17
4.03	Death of Annuitant/Beneficiary	18
4.04	Annuity Options	18

I.	GENERAL DEFINITIONS
-	- --------------------------------------------------------------------------------

1.01	Account:	A record established for each
Certificate Holder to maintain the value
of the Net Purchase Payment held on
his/her behalf during the Accumulation
Period.

1.02	Accumulation Period:	The period during which the Net Purchase
Payment is applied to an Account to
provide future Annuity payment(s).

1.03	Adjusted Current Value:	The Current Value of an Account plus or
minus any aggregate AMG Account MVA, if
applicable. (see 1.22)

1.04	Annuitant:	The person named by the Certificate
Holder whose life is measured for
purposes of the guaranteed death benefit
and the duration of Annuity payments
under this Contract. Subject to Aetna's
approval, the Annuitant may be changed
by the Certificate Holder by notifying
Aetna in writing prior to the Annuity
Date of an Account.

1.05	Annuity:	Payment of an income:

(a) For the life of one or two persons;
(b) For a stated period; or
(c) For some combination of (a) and (b).

1.06	Annuity Date:	The date on which Annuity payments begin
under an Annuity option elected by the
Certificate Holder. (see 4.01) The
Annuity Date is shown on Contract
Schedule I. The Certificate Holder may
change this date by notifying Aetna at
least 30 days prior to the Annuity Date.

1.07	Beneficiary:	The person(s) entitled to receive death
benefits under the terms of this
Contract.

1.08	Certificate Holder:	A person who purchases an interest in
this Contract as evidenced by a
certificate. Aetna reserves the right to
limit Account ownership to natural
persons. If more than one Certificate
Holder owns an Account, each Certificate
Holder will be a joint Certificate
Holder. Any joint Certificate Holder

1.09	Code:
1.10	Contract:
1.11	Contract Holder:
1.12	Current Value:
1.13	Deposit Period:
1.14	Entire Contract:
1.15	Fixed Annuity:
1.16	General Account:
1.17	Guaranteed Rates -- AMG Account:
1.18	Guaranteed Period:

must be the spouse of the other joint
Certificate Holder. Joint Certificate
Holders have joint ownership rights and
both must authorize exercising any
ownership rights unless Aetna allows
otherwise.

The Internal Revenue Code of 1986, as it
may be amended from time to time.

This agreement between Aetna and the
Contract Holder.

The entity to which the Contract is
issued.

The Net Purchase Payment plus any
interest credited; less all Maintenance
Fees deducted, any amounts surrendered
and any amounts applied to an Annuity.

A calendar week, a calendar month, a
calendar quarter, or any other period of
time specified by Aetna during which the
Net Purchase Payment and Reinvestments
are accepted into the AMG Account for
one or more Guaranteed Periods. Aetna
reserves the right to extend the Deposit
Period.

The Contract, all attached pages and any
subsequent endorsements make up the
Entire Contract.

An Annuity with payments that do not
vary in amount based on investment
performance.

The Account holding the assets of Aetna,
other than those assets held in Aetna's
separate accounts.

Aetna will declare the interest rate
applicable for each Guaranteed Period at
the start of the Deposit Period for that
applicable Guaranteed Period. The
rate(s) are guaranteed by Aetna for that
Deposit Period and the ensuing
Guaranteed Period(s). The Guaranteed
Rates are effective annual rates of
return. That is, interest is credited
daily at a rate that will produce the
Guaranteed Interest Rate over the period
of a year. No Guaranteed Rate will ever
be less than the Minimum Guaranteed
Interest Rate shown on Contract Schedule
I.

For Guaranteed Periods of one year or
less, one Guaranteed Rate is credited
for the full Guaranteed Period. For
longer Guaranteed Periods, an initial
Guaranteed Rate is credited from the
date of deposit to the end of a
specified period within the Guaranteed
Period. There may be different
Guaranteed Rate(s) declared at the
beginning of the Deposit Period for
subsequent specified time intervals
throughout the Guaranteed Period.

The period of time for which Guaranteed
Rates are guaranteed on the Net Purchase
Payment and Reinvestments made during a
current Deposit Period. Such period
begins on the day following the close of
the Deposit Period and ends on the
designated Maturity Date. Guaranteed
Periods are offered at Aetna's
discretion for various lengths of time
ranging up to and including twenty
years.

During a Deposit Period, Aetna may make
available any number of Guaranteed

1.19 Guaranteed Period Groups:

1.20	Maintenance Fee:
1.21	AICA Modified Guaranteed Account (AMG Account):
1.22	Market Value Adjustment (MVA):
1.23	Matured Period Value:
1.24	Maturity Date:
1.25	Net Purchase Payment:
1.26	Nonunitized Separate Account:
1.27	Purchase Payment:
1.28	Reinvestment:

Periods. The Certificate Holder may
allocate the Net Purchase Payment or
Reinvestment into any or all of the
available Guaranteed Periods.

All Guaranteed Periods with the same
length of time from the close of the
Deposit Period until the designated
Maturity Date.

The Maintenance Fee, if any (see
Contract Schedule I), will be deducted
from the Account during the Accumulation
Period on each anniversary of the date
the Account is established and upon
surrender of the entire Account.

An accumulation option where Aetna
guarantees rate(s) of interest for
specified periods of time. All assets
of Aetna, including amounts in the
Nonunitized Separate Account, are
available to meet the guarantees under
the AMG Account.

An adjustment that may apply to the
amount withdrawn from a Guaranteed
Period prior to the end of that
Guaranteed Period. The adjustment
reflects the change in the value of the
investment due to changes in interest
rates since the date of deposit and is
computed using the formula given in
3.02. The adjustment is expressed as a
percentage or a factor of each dollar
being withdrawn.

The amount payable on a Guaranteed
Period's Maturity Date.

The last day of a Guaranteed Period.

The Purchase Payment less premium taxes,
as applicable.

A separate account set up by Aetna under
Title 38, Section 38a-433, of the
Connecticut General Statutes, that holds
assets for AMG Account Guaranteed
Periods. There are no discrete units for
the AMG Account. The Certificate Holder
does not participate in the investment
gain or loss from the assets held in the
Nonunitized Separate Account. Such gain
or loss is borne entirely by Aetna. The
assets held in the AMG Account may be
chargeable with liabilities arising out
of any other business of Aetna.

Payment accepted by Aetna at its Home
Office. Aetna reserves the right to
refuse to accept any Purchase Payment at
any time for any reason. No advance
notice will be given to the Contract
Holder.

Aetna will notify the Certificate Holder
of the approaching Maturity Date at
least 18 calendar days prior to the end
of any Guaranteed Period. If no specific
direction is given by the Certificate
Holder prior to the Maturity Date, each
Matured Period Value will be reinvested
on the Maturity Date for a Guaranteed
Period of the same duration. If a
Guaranteed Period of the same duration
is unavailable, each Matured Period
Value will automatically be reinvested
on the Maturity Date for the next
shortest Guaranteed Period available. If
no shorter Guaranteed Period is
available, the next longer Guaranteed
Period will be used. Aetna will mail a
confirmation statement to the
Certificate Holder the next business day
after the Maturity Date.

9

1.28	Reinvestment (Cont'd):	At any time prior to the Maturity Date,
the Certificate Holder may request in
writing a reinvestment of the Matured
Period Value in a different Guaranteed
Period(s) or a surrender of all or a
part of the Matured Period Value without
an MVA or Surrender Fee. Such request
will be executed on the Maturity Date.
If reinvesting in a different Guaranteed
Period(s), all or part of the Matured
Period Value will be reinvested in the
elected Guaranteed Period(s) at the then
prevailing rate(s). This provision only
applies to a written request from the
Certificate Holder received at Aetna's
Home Office in good order at least five
(5) days prior to the Maturity Date.

1.29	Surrender Value:	The amount payable by Aetna upon the
surrender of all or any portion of an
Account.

II.	GENERAL PROVISIONS

- - --------------------------------------------------------------------------------

2.01	Change of Contract:	Only an authorized officer of Aetna may
change the terms of this Contract. Aetna
reserves the right to modify this
Contract to meet the requirements of
applicable state and federal laws or
regulations. Aetna will notify the
Contract Holder and Certificate Holder
in writing of any changes.

2.02	Nonparticipating Contract:	The Contract Holder, Certificate Holders
or Beneficiaries will not have a right
to share in the earnings of Aetna.

2.03	Payments and Elections:	While the Certificate Holder is living,
Aetna will pay the Certificate Holder
any Annuity payments as and when due.
After the Certificate Holder's death, or
at the death of the first Certificate
Holder if the Account is owned jointly,
any Annuity payments will be paid in
accordance with 4.03. Aetna will make
any other payments within seven (7)
calendar days of receipt of a written
request for payment, which is in good
order, at its Home Office, except as
provided in 3.10.

2.04	State Laws:	The Contract and the certificates comply
with the laws of the state in which they
are delivered. Any surrender, death, or
Annuity payments are equal to or greater
than the minimum required by such laws.
Annuity tables for legal reserve
valuation shall be as required by state
law. Such tables may be different from
Annuity tables used to determine Annuity
payments.

2.05	Control of Contract:	This is a Contract between the Contract
Holder and Aetna. The Contract Holder
has title to the Contract. Contract
Holder rights are limited to accepting
or rejecting Contract modifications. The
Certificate Holder has all other rights
to amounts held in his or her Account.

2.05	Control of Contract	Each Certificate Holder shall own all
	(Cont'd):	amounts held in his or her Account. Each
Certificate Holder may make any choices
allowed by this Contract for his or her
Account. Choices made under this
Contract must be in writing. If the
Account is owned jointly, both joint
Certificate Holders must authorize any
choices in writing. Until receipt of
such choices at Aetna's Home Office,
Aetna may rely on any previous choices
made.

2.06	Designation of Beneficiary:
2.07	Misstatements and Adjustments:
2.08	Incontestability:
2.09	Individual Certificates:

The Contract is not subject to the
claims of any creditors of the Contract
Holder or the Certificate Holder, except
to the extent permitted by law.

The Certificate Holder may assign or
transfer his or her rights under the
Contract. Aetna reserves the right not
to accept assignment or transfer to a
nonnatural person. Any assignment or
transfer made must be submitted to
Aetna's Home Office in writing and will
not be effective until accepted by
Aetna. Aetna assumes no responsibility
for the validity of any assignment.

Each Certificate Holder shall name his
or her Beneficiary. The Beneficiary may
be changed at any time. Changes to a
Beneficiary must be submitted to Aetna's
Home Office in writing and will not be
effective until received and recorded by
Aetna.

If Aetna finds the age of any Annuitant
to be misstated, the correct facts will
be used to adjust payments.

Aetna will not contest this Contract
from its effective date.

Aetna shall issue a certificate to each
Certificate Holder. The certificate
will summarize certain provisions of
the Contract. Certificates are for
information only and are not a part of
the Contract, except as evidence of the
Certificate Holder's interest in the
Contract.

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
-	- --------------------------------------------------------------------------------

3.01 Net Purchase Payment:

3.02	Market Value Adjustment:
3.02	Market Value Adjustment (Cont'd):

This amount is the actual Purchase Payment less any applicable premium tax. Aetna reserves the right to deduct any premium tax at any time from the Purchase Payment or from the Certificate Holder's Account.

The Certificate Holder shall designate, on the enrollment form, the allocation percentage of the Net Purchase Payment to be applied to each of the available Guaranteed Periods during the current Deposit Period(s). The minimum amount that may be allocated to any Guaranteed Period is shown on Contract Schedule I.

There will be an MVA for any withdrawal before the end of a Guaranteed Period when the withdrawal is due to:

(a) Any full or partial surrender, but not for a partial withdrawal under the Systematic Withdrawal Option (see 3.05); or (b) Payment made to a Beneficiary as a death benefit during the Accumulation Period, but not payment made within six months of the date of the Annuitant's death (see 3.06); or (c) An election of an Annuity option. Only a positive MVA, if any, will apply upon election of option 2 or 3 (see 4.04).

Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

x
---
365

(1 + i)/(1 + J)x/365

Where:

i is the Deposit Period Yield
j is the Current Yield
x is the number of days
remaining, (computed from
Wednesday of the week of
withdrawal) in the
Guaranteed Period.

The Deposit Period Yield will be
determined as follows:

(a) At the close of the last
business day of each week of the
Deposit Period, a yield will be
computed as the average of the
yields on that day of U.S.
Treasury Notes which mature in
the last three months of the
Guaranteed Period.

(b) The Deposit Period Yield is the
average of those yields for the
Deposit Period. If withdrawal is
made before the close of the
Deposit Period, it is the
average of those yields on each
week preceding withdrawal.

The Current Yield is the average of the
yields on the last business day of the
week preceding withdrawal on the same
U.S. Treasury Notes included in the
Deposit Period Yield.

In the event that no U.S. Treasury Notes
which mature in the last three months of
the Guaranteed Period exist, Aetna
reserves the right to use the U.S.
Treasury Notes that mature in the
following quarter.

3.03 Notice to the Certificate The Certificate Holder will receive
Holder: statements at least annually from Aetna
showing the value of any amounts held in
the AMG Account.

Such values will be as of a specific
date no more than 60 days before the
date of the notice.

3.04 Loans: Loans are not available under this
Contract.

3.05 Systematic Withdrawal Option The Certificate Holder may elect a
(SWO): distribution option under which a
portion of the Account's Current Value
will automatically be surrendered and
distributed each year. SWO payments will
be calculated based on the Account's
full Current Value. The distributed
amount is withdrawn pro rata from each
Guaranteed Period(s). A Surrender Fee
will not be deducted from any portion of
the Current Value which is paid as a
distribution under SWO.

Certificate Holders should consult their
tax adviser prior to requesting this
distribution option.

(a) Amount of Distribution: The
Certificate Holder may elect one
of the three payment methods
described below.

(1) Specified Payment:
Payments of a designated

3.05	Systematic Withdrawal Option (b) (SWO) (Cont'd):

dollar amount. The annual
amount may not be greater
than the percentage shown
on Contract Schedule I
times the Current Value
at time of election. This
annual dollar amount will
remain constant. At its
discretion, Aetna may
require a minimum initial
payment amount;

(2) Specified Period:
Payments which are made
over a period of time
which must be at least 10
years. The annual amount
paid each year is
calculated by dividing
the Current Value as of
December 31 of the prior
year by the number of
payment years remaining;
or

(3) Specified Percentage:
Payment of a designated
percentage which cannot
be greater than the
percentage shown on
Contract Schedule I. The
percentage may be changed
by written request. Aetna
reserves the right to
limit the number of times
the percentage may be
changed. The annual
amount is calculated by
multiplying the Current
Value as of December 31
of the year prior to the
payment by the designated
percentage.

Payments upon the Certificate
Holder's or Annuitant's death
will be made to the Beneficiary
in the manner described in 3.07.

Minimum Initial Current Value:
At its discretion, Aetna may
require a minimum initial
Current Value for election of
this option. If after election
of this option the Current Value
is insufficient to make a
scheduled SWO payment, Aetna
will distribute the entire
Account balance.

Date of Distribution: The
Certificate Holder shall specify
the initial distribution date.
As elected by the Certificate
Holder, SWO payments will be
made on a monthly or quarterly
basis unless Aetna allows
otherwise. If SWO payments are
made more frequently than
annually, the designated annual
amount is divided by the number
of payments due each calendar
year. Subsequent distributions
will be made on the 15th of any
month or such other date as
Aetna may designate or allow.

Election and Revocation: SWO may
be elected by submitting a
completed and signed election
form to Aetna's Home Office.
Aetna reserves the right to
establish the date when SWO may
first be elected by a
Certificate Holder. Once
elected, this option may be
revoked by the Certificate

3.06 Death Benefit Amount:

3.07	Death Benefit Options available to Beneficiary:
3.07	Death Benefit Options available to Beneficiary (Cont'd):

Holder or spousal Beneficiary,
if elected after the Certificate
Holder's death, by submitting a
written request to Aetna at its
Home Office. Any revocation will
apply only to amounts not yet
paid. SWO may be elected only
once by the Certificate Holder
or by the spousal Beneficiary.

If the Certificate Holder or Annuitant
dies before Annuity payments start, the
Beneficiary is entitled to a death
benefit under the Account. If the
Account is owned jointly, the death
benefit is paid at the first death of
either of the joint Certificate Holders.
If the Account is held by joint
Certificate Holders, the survivor will
be deemed the designated Beneficiary and
any other Beneficiary on record will be
treated as the contingent Beneficiary.
If the Certificate Holder is a
nonnatural person, the death benefit
will be payable at the death of the
Annuitant.

If paid within 6 months of the date of
the Annuitant's death, the death benefit
will be the Current Value of the
Account. Otherwise, the death benefit
will be the Adjusted Current Value of
the Account determined as of the claim
date. The claim date is the date when
proof of death and the Beneficiary's
claim are received in good order at
Aetna's Home Office.

When the Certificate Holder dies and the
Certificate Holder is not the Annuitant,
the death benefit payable will be
subject to a Surrender Fee, if
applicable.

Prior to any election, or until amounts
must be otherwise distributed under this
section, the Current Value of the
Account will be retained in the Account.
The following options are available to
the Beneficiary:

(a) When the Certificate Holder dies
or if the Certificate Holder is
not a natural person, when the
Annuitant dies:

(1) If the Beneficiary is the
Certificate Holder's
surviving spouse, the
Beneficiary may exercise
all Certificate Holder
rights under the Contract
and continue in the
Accumulation Period, or
may elect (i) or (ii)
below. Distributions from
the Account are not
required until the
spousal Beneficiary's
death. The spousal
Beneficiary may elect to:

(i) Apply some or all of
the death benefit
amount to an Annuity
option 1, 2 or 3
(see 4.04); or

(ii) Receive, at any
time, a lump sum
payment equal to the
death benefit
amount.

(2) If the Beneficiary is an
individual who is not the
Certificate Holder's

3.08	Liquidation of Surrender Value:
3.08	Liquidation of Surrender Value (Cont'd):

3.09 Surrender Fee:

surviving spouse, then
options (i) or (ii) under
(1) above apply. Any
portion of the death
benefit amount not
applied to Annuity option
1, 2 or 3 within one year
of the Certificate
Holder's death, must be
distributed within five
years of the date of
death.

(3)	If the Beneficiary is not a natural person, then only option (ii) under (1) above applies.
(4)	If no Beneficiary has been designated, a lump sum payment equal to the death benefit amount will be made to the Certificate Holder's estate.

(b) If the Certificate Holder is a
natural person but is not the
Annuitant, and the Annuitant
dies, the Beneficiary may elect
either to apply the death
benefit amount to Annuity option
1, 2 or 3 within 60 days of the
Annuitant's date of death, or to
receive a lump sum payment.

All or any portion of the Account's
Current Value may be surrendered at any
time prior to the Annuity Date.
Surrender requests can be submitted as a
percentage of the Account value or as a
specific dollar amount. Net Purchase
Payment amounts are withdrawn first, and
then the excess value, if any. For any
partial surrender, amounts are withdrawn
on a pro rata basis from the Guaranteed
Period(s) Groups of the AMG Account in
which the Current Value is invested.
Within a Guaranteed Period Group, the
amount to be surrendered will be
withdrawn first from the oldest Deposit
Period, then from the next oldest, and
so on until the amount requested is
satisfied.

After deduction of the Maintenance Fee
and any premium tax, if applicable, the
surrendered amount shall be reduced by a
Surrender Fee, if applicable. An MVA may
apply to amounts surrendered.

The Surrender Fee only applies to the
Net Purchase Payment portion surrendered
and varies according to the elapsed
time from the certificate effective date
(see Contract Schedule I).

No Surrender Fee is deducted from any
portion of the Current Value which is
paid:

(a) To a Beneficiary due to the
Annuitant's death before Annuity
payments start (see 3.06);

(b) As a premium for an Annuity
option 1, 2 or 3 under this
Contract (see 4.04);

(c) As a distribution under the SWO
provision (see 3.05);

(d) At least 12 months after the
date of the Purchase Payment, in
an amount equal to or less than
the special withdrawal
percentage shown on Contract

3.10	Payment of Surrender Value:
3.11	Payment of Adjusted Current Value:

Schedule I times the Current
Value at the time of the
withdrawal. This applies to the
first surrender request, partial
or full, in a calendar year. The
Current Value is calculated as
of the date the surrender
request is received in good
order at Aetna's Home Office.
This waiver is not available to
the Certificate Holder while SWO
is in effect;

(e) For a full surrender of the
Account where the Current Value
of the Account is $2,500 or less
and no surrenders have been
taken from the Account within
the prior 12 months; or

(f) Upon withdrawal of any Matured
Period Value; or

(g) By Aetna under 3.11.

Under certain emergency conditions, as
allowed by law, Aetna may defer payment
for a period of up to 6 months.

Upon 90 days' written notice to the
Certificate Holder, Aetna will terminate
any Account if the Current Value becomes
less than $2,500 immediately following
any partial surrender. A Surrender Fee
will not be deducted from the Adjusted
Current Value.

IV.	ANNUITY PROVISIONS
-	- --------------------------------------------------------------------------------

4.01	Choices to be Made:	The Certificate Holder may tell Aetna to
apply any portion of the Adjusted
Current Value (minus any premium tax)
for an Annuity under option 1, 2, or 3
(see 4.04). The first Annuity payment
may not be earlier than twelve months
after the Purchase Payment. At least 30
days prior to the Annuity Date, the
Certificate Holder must tell Aetna which
Annuity option is elected. Annuity
payments will be made monthly, unless
the Certificate Holder elects otherwise
in writing.

In lieu of the election of an Annuity,
the Certificate Holder may elect a lump
sum payment.

The Annuity purchase rate for the option
chosen reflects the Minimum Guaranteed
Interest Rate (see Contract Schedule
II), but may reflect a higher interest
rate.

4.02	Terms of Annuity Options:	(a) When payments start, the age of
the Annuitant plus the number of
years for which payments are
guaranteed must not exceed 95.

(b) An Annuity option may not be
elected if the first payment
would be less than $50 or if the
total payments in a year would
be less than $250 (less if
required by state law). Aetna
reserves the right to increase
the minimum first Annuity
payment amount and the annual
minimum Annuity payment amount
based upon increases reflected
in the Consumer Price
Index-Urban, (CPI-U) since July
1, 1993.

(c) If an Annuity under option 1, 2
or 3 is chosen and a larger
payment would result from

4.02	Terms of Annuity Options (Cont'd):
4.03	Death of Annuitant/ Beneficiary:
4.04	Annuity Options:

applying the Surrender Value to
a current Aetna single premium
immediate Annuity, Aetna will
make the larger payment.

(d) For purposes of calculating the
guaranteed first payment of an
Annuity, the Annuitant's and
second Annuitant's adjusted age
will be used. The Annuitant's
and second Annuitant's adjusted
age is his or her age as of the
birthday closest to the Annuity
commencement date reduced by one
year for Annuity commencement
dates occurring during the
period of time through December
31, 1999. The Annuitant's and
second Annuitant's age will be
reduced by two years for Annuity
commencement dates occurring
during the period of time from
January 1, 2000 through December
31, 2009. The Annuitant's and
second Annuitant's age will be
reduced by one additional year
for Annuity commencement dates
occurring in each succeeding
decade.

The Annuity purchase rates for
options 2 and 3 are based on
mortality from 1983 Table a.

(e) Once elected, an Annuity option
may not be revoked and Annuity
payments cannot be commuted to a
lump sum.

If the Annuitant dies after Annuity
payments have begun, the death benefit,
if any, will be payable to the
Beneficiary as specified in the Annuity
option elected. Death benefits will be
paid at least as rapidly as under the
method of distribution in effect at the
Annuitant's death.

If the Certificate Holder who is not the
Annuitant dies after Annuity payments
have begun, any remaining payments under
the Annuity option elected will be made
to the Beneficiary at least as rapidly
as under the method of distribution in
effect at the Certificate Holder's
death.

If the Account is held by joint
Certificate Holders, the survivor will
be deemed the designated Beneficiary and
any other Beneficiary on record will be
treated as the contingent Beneficiary.

Aetna will require proof of death.

Option 1 -- Payments for a Stated Period
of Time -- An Annuity will be paid for
the number of years chosen. The number
of years must be at least 10 and not
more than 30.

If a nonspouse Beneficiary elects this
option at the death of the Certificate
Holder, the period selected may not
extend beyond the Beneficiary's life
expectancy.

Option 2 -- Life Income -- An Annuity
will be paid for the life of the
Annuitant. If also chosen, Aetna will
guarantee payments for 60, 120, 180, or
240 months.

Option 3 -- Life Income Based upon the
Lives of Two Annuitants -- An Annuity
will be paid during the lives of the
Annuitant and a second Annuitant.

Payments will continue until both
Annuitants have died. When this option
is chosen, one of the following choices
must be made:

(a)	100% of the payment to continue after the first death;
(b)	66 2/3% of the payment to continue after the first death;
(c)	50% of the payment to continue after the first death;
(d)	Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

Other Options -- Aetna may make other
options available as allowed by the laws
of the state in which this Contract and
the certificate is delivered.

OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

- -

Years	Guaranteed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

                                                                                                                19

Option 2
Life Income

Amount of First Monthly Payments for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Payments Guaranteed for a Stated Period of Months -------------------------------------------------



- - --------------------------------------------------------------------------------------------------------------------Adjusted Age of Annuitant None 60 120 180 240 - - --------------------------------------------------------------------------------------------------------------------

	50	$ 4.05	$ 4.05	$ 4.03	$ 3.99	$ 3.93
	51	4.12	4.11	4.09	4.05	3.99
	52	4.19	4.19	4.16	4.11	4.04
	53	4.27	4.26	4.23	4.18	4.10
	54	4.35	4.34	4.31	4.25	4.16

	55	4.44	4.42	4.39	4.32	4.22
	56	4.53	4.51	4.47	4.40	4.29
	57	4.62	4.61	4.56	4.48	4.35
	58	4.72	4.71	4.65	4.56	4.42
	59	4.83	4.81	4.75	4.64	4.49

	60	4.95	4.93	4.86	4.73	4.55
	61	5.07	5.05	4.97	4.83	4.62
	62	5.20	5.17	5.08	4.92	4.69
	63	5.34	5.31	5.20	5.02	4.76
	64	5.49	5.45	5.33	5.12	4.83

	65	5.65	5.61	5.47	5.22	4.89
	66	5.82	5.77	5.61	5.33	4.96
	67	6.01	5.94	5.75	5.44	5.02
	68	6.20	6.13	5.91	5.54	5.08
	69	6.41	6.33	6.07	5.65	5.14

	70	6.64	6.54	6.23	5.76	5.19
	71	6.88	6.76	6.41	5.86	5.24
	72	7.14	7.00	6.59	5.97	5.28
	73	7.43	7.26	6.77	6.06	5.32
	74	7.73	7.53	6.96	6.16	5.35

	75	8.06	7.82	7.14	6.25	5.38

- - --------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

 Adjusted Ages
 ---------------------------------------------------------------------------------------------------------------------------

Annuitant	Second Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96

70	75	5.69	6.68	7.32	5.62	6.67
75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13

- - ---------------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

- - --------------------------------------------------------------------------------

Aetna Insurance Company of America Home Office: 151 Farmington Avenue Hartford, Connecticut 06156 (800) 531-4547

Certificate of Group Annuity Contract Coverage

- - --------------------------------------------------------------------------------

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2CC-MGA-95